SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             ROSE'S STORES, INC.
                (Name of Registrant as Specified in its Charter)

                             ROSE'S STORES, INC.
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              ROSE'S STORES, INC.
                            218 SOUTH GARNETT STREET
                        HENDERSON, NORTH CAROLINA 27536
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
     The annual meeting of stockholders of Rose's Stores, Inc. (the "Corporation") will be held at the L. H. Harvin Jr. Learning Center, 123 Rose Avenue, Henderson, North Carolina 27536 on Wednesday, November 20, 1996, at 9:30 a.m. (local time) for the following purposes:
     1. to elect four directors;
     2. to consider and act upon a proposal to confirm the appointment of KPMG Peat Marwick LLP as the independent certified public accountants of the Corporation; and
     3. to transact such other business as may come before the meeting or any adjournment or adjournments thereof.
     The Board of Directors has fixed the close of business on October 1, 1996 as the record date for determining stockholders entitled to notice of and to vote at the meeting.
     A proxy and return envelope are enclosed for your convenience.
                                          By order of the Board of Directors,
                                          G. TEMPLETON BLACKBURN, II
                                          Secretary
October 21, 1996
                             YOUR VOTE IS IMPORTANT
                 PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY
                  CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
                        SELF-ADDRESSED, STAMPED ENVELOPE

                              ROSE'S STORES, INC.
            218 SOUTH GARNETT STREET HENDERSON, NORTH CAROLINA 27536
     This Proxy Statement is furnished to the stockholders of Rose's Stores, Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of stockholders of the Corporation to be held on November 20, 1996 and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about October 21, 1996.
     Only holders of securities entitled to vote at this meeting at the close of business on October 1, 1996, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date the Corporation had issued and outstanding 8,437,987 shares of common stock, no par value (the "Common Stock"), which are the only securities of the Corporation entitled to vote at the meeting, each share being entitled to one vote.
     Stockholders who execute proxies may revoke them by giving written notice to the Secretary of the Corporation at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder so attending, in writing, so notifies the Secretary of the meeting at any time prior to the voting of the proxy.
     The Board of Directors does not know of any matter that is expected to be presented for consideration at the meeting, other than the election of directors and the confirmation of the appointment of the independent certified public accountants of the Corporation for the current year. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.
     The Corporation will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers, and regular employees of the Corporation (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Corporation will reimburse them for their expenses.
     All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of the Corporation intend to vote for the nominees for election as directors of the Corporation listed herein and for the confirmation of the appointment of KPMG Peat Marwick LLP as the independent certified public accountants of the Corporation for the current year. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the meeting. Shares represented by proxies that withhold authority to vote for a nominee for director or indicate an abstention or a "broker non-vote" (i.e., shares represented at the meeting held by brokers or stockholder nominees as to which
(i) instructions have not been received from the beneficial owners thereof or persons entitled to vote such shares and (ii) the broker or nominee does not have the discretionary voting power on a particular matter with respect to such shares) will count as shares present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.
                                       1

                             ELECTION OF DIRECTORS
     The Board of Directors of the Corporation is currently comprised of seven members who were selected and appointed pursuant to the Modified and Restated First Amended Joint Plan of Reorganization (the "Plan of Reorganization") confirmed by orders of the United States Bankruptcy Court for the Eastern District of North Carolina (the "Court") dated December 14, 1994 and April 24, 1995. Two of these members were re-elected by the stockholders at the 1995 annual meeting. The Corporation emerged from Chapter 11, Title 11 of the United States Code on April 28, 1995.
     Pursuant to the Certificate of Incorporation and the Bylaws of the Corporation, the Board of Directors is divided into three classes and each class of directors is to serve a staggered term of office. Subject to their election at this annual meeting of stockholders, the terms of Messrs. Howard, Smith, and Wyche expire in 1999. The terms of Messrs. Anderson and Rosenberg expire in 1997. The terms of Messrs. Lichtenstein (subject to his election at this annual meeting of stockholders), Mullen and Nusim expire in 1998.
     Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term is then expiring shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders or until their successors have been duly elected and qualified. If any nominee listed in the table below should become unavailable for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by management prior to or at the meeting. Directors will be elected by a plurality of the votes cast. The information concerning the nominees and their security holdings has been furnished by them to the Corporation.
     Certain information concerning the nominees for election at this year's annual meeting, as well as information regarding the continuing directors whose terms expire in 1997 and 1998, is set forth below.
NOMINEES FOR DIRECTOR

          NAME AND AGE                                 OCCUPATION AND OTHER DIRECTORSHIPS
Jack L. Howard (35)                Mr. Howard has been a registered principal of Mutual Securities, Inc., a
(term expires 1999)                private investment firm, since prior to 1993. He is a director of Gateway
                                   Industries, Inc.
Harold Smith (72)                  Mr. Smith has served as a director of the Corporation since 1995. Since
(term expires 1999)                1990, Mr. Smith has been President of Funding & Merchandising Resources
                                   Corp., a retail consulting firm, and was formerly President and Chief
                                   Operating Officer of Woolco, a division of F. W. Woolworth and President and Chief Executive Officer of Goldblatt's.

          NAME AND AGE                                 OCCUPATION AND OTHER DIRECTORSHIPS
N. Hunter Wyche, Jr. (45)          Mr. Wyche has served as a director of the Corporation since 1995. Mr. Wyche
(term expires 1999)                is a founding partner of Wyche & Story, a law firm.
Warren G. Lichtenstein (31)        Mr. Lichtenstein has been President of WGL Capital Corporation, a private
(term expires 1998)                investment firm, since 1990, and has been managing partner of Steel
                                   Partners, L.L.C. and of its predecessor, Steel Partners, L.P., private investment firms, since prior to 1993. He is a director of Alpha
                                   Technologies Group, Inc., SL Industries, Inc., Gateway Industries, Inc. and
                                   Saratoga Spring Water Company, Inc.

CONTINUING DIRECTORS
R. Edward Anderson (46)            Mr. Anderson has served as a director of the Corporation since 1994. Mr.
(term expires 1997)                Anderson has been Chairman of the Board, President and Chief Executive
                                   Officer of the Corporation since August 1994. Prior thereto, Mr. Anderson held various positions with the Corporation, including Executive Vice
                                   President and Chief Financial Officer.

J. David Rosenberg (47)            Mr. Rosenberg has served as a director of the Corporation since 1995. Mr.
(term expires 1997)                Rosenberg is a partner of Keating, Muething & Klekamp, a law firm.

Joseph L. Mullen (50)              Mr. Mullen has served as a director of the Corporation since 1995. Since
(term expires 1998)                January 1994, Mr. Mullen has served as Managing Partner of Li Moran
                                   International, a management consulting company and has functioned as a senior officer overseeing the merchandise and marketing departments for such companies as Leewards Creative Crafts Inc. and Office Depot of Warsaw,
                                   Poland. Prior to January 1994, Mr. Mullen was employed by Hills Department
                                   Stores, Inc. ("Hills") for approximately 23 years and held a variety of positions, including Vice President Hardlines. Hills filed for protection under Chapter 11, Title 11 of the United States Code on February 4, 1991,
                                   while Mr. Mullen was employed by Hills.

BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT
     As of October 1, 1996, none of the Corporation's directors, nominees for director or executive officers were beneficial owners of shares of Common Stock except as set forth below. The Corporation believes that the sole voting power and the sole investment power with respect to the Common Stock are held either by the individual alone or by the individual and his spouse.
         STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                                        AMOUNT AND
                                         NATURE OF
                                        BENEFICIAL
NAME OF BENEFICIAL OWNER               OWNERSHIP (1)       PERCENT OF CLASS
R. Edward Anderson                        113,117                  1.3
Jack L. Howard                             55,300                    *
Warren G. Lichtenstein                      5,000                    *
Joseph L. Mullen                                0                   --
Joseph Nusim (2)                                0                   --
J. David Rosenberg                         14,354                    *
Harold Smith                                    0                   --
Elliot J. Stone (2)                             0                   --
N. Hunter Wyche, Jr.                            0                   --
Dave Howard                                 9,333                    *
Kathy M. Hurley (3)                         9,500                    *
Howard Parge                               25,166                    *
Jeanette Peters                            30,531                    *
All directors, nominees and
  executive officers as a group           279,136                  3.3
  (16 persons)

     * Less than 1% of the outstanding Common Stock
     (1) Includes shares subject to warrants and options that are exercisable within 60 days as follows: Mr. Anderson, 45,833 shares, Ms. Peters, 16,666 shares, Mr. Dave Howard, 8,333 shares and all directors, nominees and executive officers as a group 95,831 shares.
     (2) Mr. Stone's term as a director expires on the date of this annual meeting of stockholders, and Mr. Nusim will resign from the Board of Directors effective as of such date.
     (3) Ms. Hurley resigned from the Corporation effective February 16, 1996. BOARD COMMITTEES AND MEMBERSHIP
     The Board of Directors held 11 meetings during the fiscal year ended January 27, 1996 ("Fiscal 1995"). During Fiscal 1995, all directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board of Directors on which such director served.
     The Compensation Committee of the Board of Directors during Fiscal 1995 was comprised of Messrs. Walter Loeb (Chairman), Mullen, Stone and Wyche. Mr. Loeb resigned from the Board in August, 1996. Mr. Wyche currently serves as Chairman of the Compensation Committee. The Compensation Committee held two meetings
                                       4
during Fiscal 1995. Duties of the Compensation Committee include: reviewing management compensation programs; reviewing and approving compensation changes for senior executive officers; and administering management stock option and incentive plans.
     The Audit Committee of the Board of Directors during Fiscal 1995 was comprised of Messrs. Rosenberg (Chairman), Nusim, and Smith. The Audit Committee held two meetings during Fiscal 1995. Duties of the Audit Committee include: recommending independent certified public accountants; reviewing the scope of the audit examinations, including fees and staffing; reviewing the independence of the auditors; reviewing findings and recommendations of auditors and management's response; and reviewing the internal audit and control functions.
     A Nominating Committee was formed by the Board of Directors in September, 1996, consisting of Messrs. Anderson (Chairman), Mullen, Stone and Wyche. The Nominating Committee reviews the size and composition of the Board of Directors, reviews qualifications of possible candidates for Board membership and recommends candidates to the Board as nominees for election as directors. Candidates are selected on the basis of the contributions such individuals can make in providing advice and guidance to management. The Nominating Committee also will consider proposals for nominations from stockholders of record which are made in writing to the Secretary, are timely, contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications, and include a written consent of the proposed nominee to stand for election if nominated and to serve if elected.
     The Board of Directors does not have an executive committee.
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
     Under the Securities Exchange Act of 1934 (the "Exchange Act"), the Corporation's directors, executive officers, and any persons holding more than 10% of any class of equity securities registered pursuant to Section 12 of the Exchange Act are required to report their ownership of such equity securities and any changes in that ownership, on a timely basis to the Securities and Exchange Commission. The Corporation believes that all such reports required to be filed during Fiscal 1995 were filed on a timely basis. The Corporation's belief is based solely on its review of Forms 3, 4, and 5 and amendments thereto furnished to the Corporation during, and with respect to, Fiscal 1995 by persons known to be subject to Section 16 of the Exchange Act.
                                       5

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
CASH AND OTHER COMPENSATION
     The following table sets forth all the cash compensation paid or to be paid by the Corporation, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chief Executive Officer and the four other highest paid executive officers of the Corporation (the "Named Executives") for Fiscal 1995 in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM COMPENSATION
                                                   ANNUAL COMPENSATION                        AWARDS
                                                                                                                  PAYOUTS
                                                                        (E)            (F)
(A)                                                                    OTHER           (4)            (G)           (H)
           NAME AND                         (C)         (D)            ANNUAL       RESTRICTED      OPTIONS/       LTIP
           PRINCIPAL               (B)    SALARY       BONUS        COMPENSATION      STOCK           SARS        PAYOUTS
           POSITION               YEAR      ($)         ($)             (1)         AWARDS ($)        (#)           ($)
R. EDWARD ANDERSON                 1995   407,692          --           4,518         127,122        137,500          --
President and Chief Executive      1994   322,936          --           6,265              --             --          --
 Officer                           1993   265,923          --           7,383              --         12,750      29,806
KATHY M. HURLEY                    1995   206,346          --           1,039          19,594         50,000          --
Senior Vice President              1994   166,349          --           1,349              --             --          --
 Merchandising (3)                 1993   150,000          --             624              --             --          --
HOWARD PARGE                       1995   175,323          --           5,592          17,531         50,000          --
Senior Vice President              1994   144,900          --           4,291              --             --          --
 Operations                        1993   143,958          --           2,238              --          4,000          --
JEANETTE PETERS                    1995   156,346          --           2,097          28,597         50,000          --
Senior Vice President, Chief       1994   109,015          --           2,288              --             --          --
 Financial Officer and             1993    95,800          --           1,077              --             --          --
 Treasurer
DAVID W. HOWARD                    1995   126,964      25,000             562           2,063         25,000          --
Senior Vice President              1994   103,077          --             705              --             --          --
 Distribution and Information      1993    90,444      10,064              --              --             --          --
 Services
(A)                                  (I)
           NAME AND               ALL OTHER
           PRINCIPAL             COMPENSATION
           POSITION                 ($)(2)
R. EDWARD ANDERSON                   6,198
President and Chief Executive        5,760
 Officer                             6,900
KATHY M. HURLEY                      5,528
Senior Vice President                   --
 Merchandising (3)                     873
HOWARD PARGE                         4,784
Senior Vice President                   --
 Operations                          1,039
JEANETTE PETERS                      5,528
Senior Vice President, Chief            --
 Financial Officer and                  --
 Treasurer
DAVID W. HOWARD                      2,020
Senior Vice President                   --
 Distribution and Information           --
 Services

     (1) "Other Annual Compensation" consists of tax gross-ups on medical expense reimbursements.
     (2) "All Other Compensation" consists of automobile allowance.
     (3) Ms. Hurley resigned from the Corporation effective February 16, 1996.
     (4) Outstanding Restricted Stock Awards at year-end consists of:

                                                             DATE                     VALUE AT
        NAME                                                GRANTED    SHARES(#)     1/27/96($)
        R. Edward Anderson...............................   7/5/95       61,635        102,083
        Kathy M. Hurley..................................   7/5/95        9,500         15,734
        Howard Parge.....................................   7/5/95        8,500         14,078
        Jeanette Peters..................................   7/5/95       13,865         22,964
        David W. Howard..................................   7/5/95        1,000          1,656

STOCK OPTIONS GRANTED DURING FISCAL YEAR
     Under the Consummation Bonus Plan, as approved by the Court, certain officers of the Corporation were granted options ("Options") to purchase an aggregate of up to 550,000 shares of Common Stock. These Options were granted on July 27, 1995 in addition to 150,000 shares of Common Stock, which were issued on July 5, 1995 to these officers and certain other employees of the Corporation under the Consummation Bonus Plan. These Options are incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (or, to the extent required otherwise by law, nonqualified stock options). The exercise price of one half
                                       6
of the Options is equal to the fair market value of the Common Stock on the date of grant and such Options expire on the fifth anniversary of the date of grant. The exercise price of the remaining Options is twice the fair market value of the Common Stock on the date of grant and these Options expire on the seventh anniversary of the date of grant.
     The following table sets forth information on Options granted during Fiscal 1995 to the Named Executives:

                                                                                                            POTENTIAL
                                                                                                        REALIZABLE VALUE
                                                                                                               AT
                                                                                                         ASSUMED ANNUAL
                                                                                                         RATES OF STOCK
                                                                                                              PRICE
                                                      % OF TOTAL OPTIONS                                APPRECIATION FOR
                                   NUMBER OF              GRANTED TO        EXERCISE OR                   STATED OPTION
                             SECURITIES UNDERLYING       EMPLOYEES IN       BASE PRICE     EXPIRATION         TERM
                                OPTIONS GRANTED          FISCAL YEAR          ($/SH)         DATE       5%($)     10%($)
R. Edward Anderson........           68,750                  17.7%             2.875       7/27/2000    54,609    120,671
                                     68,750                  17.7%             5.750       7/27/2002    80,466    187,520
Kathy M. Hurley (1).......           25,000                   6.5%             2.875       7/27/2000    19,858     43,880
                                     25,000                   6.5%             5.750       7/27/2002    29,260     68,189
Jeanette R. Peters........           25,000                   6.5%             2.875       7/27/2000    19,858     43,880
                                     25,000                   6.5%             5.750       7/27/2002    29,260     68,189
Howard R. Parge...........           25,000                   6.5%             2.875       7/27/2000    19,858     43,880
                                     25,000                   6.5%             5.750       7/27/2002    29,260     68,189
David W. Howard...........           12,500                   3.2%             2.875       7/27/2000     9,929     21,940
                                     12,500                   3.2%             5.750       7/27/2002    14,630     34,095

     (1) Ms. Hurley resigned from the Corporation effective February 16, 1996, and all of her Options have lapsed as of the date hereof.
STOCK OPTIONS EXERCISED DURING FISCAL YEAR AND YEAR END VALUES OF UNEXERCISED OPTIONS
     The following table sets forth information about unexercised stock options and stock appreciation rights owned by the Named Executives. No Options were exercised by the Named Executives during Fiscal 1995.
    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                      NUMBER OF SECURITIES
                                                                           UNDERLYING             VALUE OF UNEXERCISED IN-THE
                                         SHARES                      UNEXERCISED OPTIONS AT       MONEY OPTIONS AT FY-END (2)
                                      ACQUIRED ON      VALUE                 FY-END
                                      EXERCISE (#)    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
R. Edward Anderson.................         0             0            0            137,500              --            0
Kathy M. Hurley (1)................         0             0            0             50,000              --            0
Jeanette R. Peters.................         0             0            0             50,000              --            0
Howard R. Parge....................         0             0            0             50,000              --            0
David W. Howard....................         0             0            0             25,000              --            0

     (1) Ms. Hurley resigned from the Corporation effective February 16, 1996, and all of her Options have lapsed as of the date hereof.
     (2) The closing price of the Common Stock on January 26, 1996, the last trading day prior to the Corporation's fiscal year end, was $1.72.
                                       7

DIRECTOR COMPENSATION
     Directors who are officers of the Corporation receive no additional compensation for service on the Board of Directors or committees thereof. Directors who are not officers of the Corporation are paid $24,000 per year, plus $1,500 per day for each meeting of the Board attended in person, and are reimbursed for their actual travel and other expenses. Directors who are not officers of the Corporation are paid $500 per day for each committee meeting held on the same day as a meeting of the Board of Directors or on a day preceding or following a Board meeting, and $1,500 per day for a committee meeting held on any other day. Directors who are not officers are paid $500 per day for each committee or Board meeting attended by telephone. Committee members are reimbursed for their actual travel and other expenses.
EMPLOYMENT AGREEMENT, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS
     The Corporation had an employment agreement with R. Edward Anderson which provided for his active employment until May 28, 1995, the thirtieth day following the effective date of the Corporation's Plan of Reorganization. The contract was effective as of August 22, 1994, and was approved by order of the Court on October 12, 1994. All sums required to be paid under the contract are shown in the summary compensation table above for the applicable period. The contract included a severance allowance under which Mr. Anderson would be eligible to receive up to 18 months base salary, up to one-half of such amount being paid in installments which would cease upon re-employment. The contract also included a provision which entitled Mr. Anderson to participate in the Consummation Bonus Plan and stock option program which were adopted by the Board on November 2, 1994 and approved by the Court on February 14, 1995. Under the terms of the program, Mr. Anderson received 61,635 shares of Common Stock as a consummation bonus and 137,500 options which were issued on July 27, 1995.
     The Board approved a new employment agreement with Mr. Anderson, effective May 29, 1995, which provides for his active employment for an initial three-year term. Under the terms of the agreement, Mr. Anderson's annual base salary was continued at its prior amount of $395,000, subject to annual increases to be determined by the Board, the first such annual increase to be considered on or before August 22, 1995. The Board approved an increase of Mr. Anderson's base salary to $425,000 effective August 22, 1995. Mr. Anderson is further entitled to participate in all bonus, incentive, and equity plans and all pension, health, insurance, and fringe benefit plans, as well as perquisites, established by the Corporation. The agreement also includes a severance allowance under certain conditions including in the event of termination of his employment by the Corporation without cause or due to disability or by Mr. Anderson with good reason. In such event, Mr. Anderson would be eligible to receive his base salary for 24 months, continued health insurance coverage for 24 months, a payment equal to 24 months additional service credits under any then-existing pension plan, and immediate vesting of all stock options and stock subject to vesting requirements. In the event of termination due to disability there would also be a payment equal to two times the greater of half of his base salary or the average cash bonus payable during the preceding two years. The agreement also includes a change of control allowance under which Mr. Anderson would be entitled to receive (i) his base salary for 36 months, (ii) a lump sum equal to three times the greater of half the base salary or the average cash bonus of the previous two years, (iii) continued health insurance coverage for 36 months,
(iv) a payment equal to 36 months of additional service credits under any pension plans in existence at such time, (v) immediate vesting of all stock options and stock subject to vesting requirements, and (vi) a gross-up payment covering any excise tax payable with respect to the foregoing change-in-control payments and any federal, state and local income and payroll tax and excise tax on the gross-up payment.
                                       8

     The Corporation maintained a court approved severance program through December 14, 1995 providing for the payment of certain benefits upon the cessation of employment of the executive officers of the Corporation, including the Named Executives other than the Chief Executive Officer. Under this program, senior vice presidents were eligible to receive their base salary for 18 months and vice presidents were eligible to receive their base salary for 12 months; up to one-half of such amount being paid in installments which would cease upon re-employment. Each such officer would also be entitled to receive (i) reimbursement for reasonable expenses incurred to obtain re-employment, not to exceed $10,000 for senior vice presidents or $7,500 for vice presidents and (ii) continued medical, dental, and disability coverage under existing plans of the Corporation for a period of three months following cessation of employment. The severance allowance would be payable for (a) termination of employment other than for misconduct as defined in the plan, (b) constructive or voluntary termination due to a material reduction in salary or due to a material change in job responsibilities, (c) termination on account of permanent disability, or (d) termination due to liquidation of the Corporation. This severance program was replaced on December 14, 1995 by a new severance program, substantially similar to the prior program, but providing that all executive officers would be entitled to receive their base salary for 6 months in a lump sum payment and additional base salary for up to an additional six months unless re-employed within such period. In the event of termination following a change in control, the full 12 months base salary would be paid in a lump sum payment. Each officer would also be entitled to receive reimbursement for reasonable expenses incurred to obtain re-employment, not to exceed $10,000, and continued medical, dental and disability coverage under existing plans of the Corporation for a three-month period.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Compensation Committee of the Corporation during Fiscal 1995 and until emergence of the Corporation from Chapter 11 reorganization on April 28, 1995, was comprised of Messrs. Busbee (Chairman), Allbright, Maynard, and Montgomery. None of such members were officers or employees of the Corporation during such time or in prior fiscal years. During the remainder of Fiscal 1995, the Compensation Committee was comprised of Messrs. Loeb (Chairman), Mullen, Stone and Wyche. Mr. Loeb resigned from the Board in August, 1996. Mr. Wyche is currently Chairman of the Compensation Committee. All of such members of the Compensation Committee during the remainder of Fiscal 1995 were outside directors. Since February, 1996, Mr. Mullen, a member of the Compensation Committee, has served as a senior officer overseeing the Corporation's merchandise and marketing departments through a consulting agreement between the Corporation and Li Moran International, Incorporated, a retail management consulting firm of which Mr. Mullen is managing director. The Corporation believes that the terms of the consulting arrangement are as favorable as those that could be obtained from an independent third party. None of the executive officers of the Corporation served as a member of the board of directors or as a member of the compensation committee of another entity during Fiscal 1995. REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee determines the Corporation's executive compensation policies. Subject to the terms of existing employment agreements between the Corporation and certain of its executive officers, the Compensation Committee determines the compensation of the Corporation's senior management and executive officers and administers incentive and stock option plans for all employees including the executive officers. During Fiscal 1995, the Compensation Committee was comprised solely of outside directors.
COMPENSATION POLICIES
     The executive compensation policies of the Compensation Committee are based on three fundamental goals: (i) to attract and retain corporate officers and other key employees who are considered to be essential to the
                                       9
competitive repositioning of the Corporation in its markets; (ii) to ensure that an appropriate relationship exists between annual bonus compensation and the performance of the Corporation; and (iii) to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value. These policies are implemented through determinations as to base salary, standards for determination of annual bonus compensation, and awards of equity compensation under the Corporation's New Equity Compensation Plan.
FISCAL 1995 EXECUTIVE COMPENSATION
     The base salaries of the Named Executives, other than the Chief Executive Officer, were approved by the Court in 1993 during the Corporation's Chapter 11 reorganization and have not been altered since that date. The stock options granted to the four most highly compensated executive officers, including the Chief Executive Officer, were also awarded pursuant to a Court approved plan and no other options or other equity compensation has been implemented by the Corporation other than the Court approved plan. A bonus program was approved by the Committee providing for an annual bonus award based on the achievement of certain financial objectives but no awards were made with respect to Fiscal 1995. A court-approved severance program expired on December 14, 1995 and was replaced by a substantially similar program approved by the Compensation Committee and by the Board of Directors. See "Employment Agreements, Termination of Employment and Change-In-Control arrangements."
FISCAL 1995 CHIEF EXECUTIVE OFFICER COMPENSATION
     A court-authorized employment agreement for R. Edward Anderson was in effect from August 22, 1994 until May 29, 1995. This agreement was replaced by a new employment agreement approved by the Compensation Committee and by the Board of Directors, effective as of May 29, 1995. Pursuant to the agreement, an increase to Mr. Anderson's base salary was approved by the Compensation Committee and by the Board of Directors effective August 22, 1995. See "Employment Agreements, Termination of Employment and Change-In-Control Arrangements."Other than such adjustment to base salary, Mr. Anderson has only received the amounts provided for under the agreement and has not been granted a bonus or other additional perquisites.
                         COMPENSATION COMMITTEE MEMBERS
                           N. Hunter Wyche (Chairman)
                                Joseph L. Mullen
                                Elliot J. Stone
                                       10

PERFORMANCE GRAPH
     The following graph shows a comparison of the cumulative total returns for the Corporation, the NASDAQ Composite Index, and an index of peer companies selected by the Corporation for the period commencing on May 3, 1995 (the initial listing date of the Corporation's stock after reorganization), and ending on January 27, 1996. The graph assumes that the value of the investment in Rose's Stores, Inc. and each index was $100 on May 3, 1995 and that all dividends were reinvested.

                  COMPARISON OF 9 MONTH CUMULATIVE TOTAL
                 RETURN OF ROSES, PEER GROUP, AND MARKET



                       5/3/95     6/30/95     9/30/95     12/31/95    1/27/96

Roses                  100.00       63.02      69.23       47.04        50.89
SIC Variety Stores     100.00      110.68     106.24       93.50        87.28
NASDAQ                 100.00      106.10     118.22      117.27       118.12




     The above graph compares the performance of the Corporation with the NASDAQ Composite Index, and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are those that fall under Standard Industrial Classification Code 5331, Variety Stores. This group is comprised of 50-Off Stores Inc., All For a Dollar, Inc., Ames Department Stores, Ben Franklin Retail Stores, Bobbie Brooks Inc., Brendle's Inc., Caldor Corp., Carr Gottstein, Coles Myer Ltd., Collins & Aikman Corp., Consolidated Stores Corp., Dayton Hudson Corp., Dollar General Corp., Dollar Time Group, Inc., Dollar Tree Stores, Inc., Family Dollar Stores Inc., Fred Meyer Inc., Fred's, Inc., Garden Ridge Corp., Jamesway Corp., K Mart Corp., MacFrugals Bargains, Pamida Holdings Corp., Price/Costco, Inc., Shopko Stores, Inc. Solo Serve Corp., Stuarts Department Stores Inc., TJX Companies Inc., Tuesday Morning Corp., Venture Stores, Waban Inc., Wal Mart Stores Inc. and Woolworth Corp.
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Prior to Mr. Wyche becoming a director of the Corporation, the firm of Wyche & Story, of which Mr. Wyche is a partner, was paid $98,000 during Fiscal 1995 for legal fees as local counsel to the official committee of unsecured creditors in the Corporation's Chapter 11 Reorganization pursuant to orders entered by the
                                       11

Court. Mr. Mullen entered into a consulting agreement with the Corporation in February, 1996, to serve as interim general merchandise manager for an indefinite term at a per diem rate of $1,250 plus expenses. Although Mr. Mullen continues to receive the annual retention fee paid to all non-employee directors, he does not receive fees paid to directors for attendance at meetings of the Board or committees thereof.
                              INDEPENDENT AUDITORS
     The Board of Directors has appointed KPMG Peat Marwick LLP, independent certified public accountants, to audit the books and records of the Corporation for the current year, and the Board recommends that the stockholders of the Corporation confirm such appointment.
     Representatives of KPMG Peat Marwick LLP are expected to be available at the meeting of stockholders to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.
                             STOCKHOLDERS PROPOSALS
     Stockholders of the Corporation wishing to include proposals in the proxy material in relation to the annual meeting of the Corporation to be held in 1997 must submit the same in writing so as to be received at the executive offices of the Corporation on or before February 14, 1997. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders proposals.
                                            By Order of the Board of Directors,
                                            G. Templeton Blackburn, II
                                            Secretary
October 21, 1996
                                       12

****************************************************************************

                                 APPENDIX


                              ROSE'S STORES, INC.
                                     PROXY
    The undersigned appoints R. Edward Anderson and G. Templeton Blackburn, II, and either of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Rose's Stores, Inc. (the "Corporation") which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the L. H. Harvin, Jr. Learning Institute located at 123 Rose Avenue, Henderson, North Carolina on November 20, 1996 at 9:30 A.M., and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of, and proxy statement relating to, the meeting (receipt whereof is hereby acknowledged).
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1) and (2).
     1. ELECTION OF DIRECTORS

   [ ]  FOR all nominees listed below                       [ ] WITHHOLD AUTHORITY to vote
         for the terms described in the Proxy                  for all nominees listed below
         Statement except as marked to the contrary below

 Jack L. Howard, Warren G. Lichtenstein, Harold Smith, and N. Hunter Wyche, Jr. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
    2. PROPOSAL TO CONFIRM THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE CORPORATION
     [ ] FOR               [ ] AGAINST                 [ ] ABSTAIN

    3. IN THEIR DISCRETION UPON SUCH OTHER
       MATTERS AS MAY PROPERLY COME BEFORE THE
       MEETING.
    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
    Please sign exactly as your name appears on your stock certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                              Signature

                                              Signature if held jointly

                                              Dated:                     , 1996

                                              Please return in the enclosed
                                              postage paid envelope.
                                              THIS PROXY IS SOLICITED ON BEHALF
                                              OF THE BOARD OF DIRECTORS.